UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 14, 2011, Motricity, Inc. (the “Company”) acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries) (the “Acquisition”). The assets include, without limitation, Adenyo’s interests in its subsidiaries, equipment, software, accounts receivable, licenses, intellectual property, customer and supplier lists, and contractual rights.

The Company paid approximately $49.1 million in cash and issued 3,277,002 shares of its Common Stock as consideration for the Acquisition. Of the shares issued, 959,561 shares are subject to a contractual lock up and the other 2,317,441 shares are not subject to a contractual lock up.

The related arrangement agreement (the “Arrangement Agreement”) governing the Acquisition was attached hereto as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

The shares of the Company’s Common Stock that were issued as consideration to Adenyo are expected to be distributed to Adenyo’s shareholders. The issuance of such shares is expected to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Section 3(a)(10) exempts securities issued in exchange for property interests from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear.

In addition to the amounts paid described above, Adenyo will be entitled to receive up to an additional $50 million pursuant to a contingent earn-out. The earn-out consideration will be payable in cash, shares of the Company’s common stock, or a mix of both, in the Company’s discretion, and any shares will be valued based on a 10-day average closing price prior to their issuance. The amount of contingent earn-out consideration that will be payable will be determined by whether Adenyo meets certain non-GAAP based revenue and EBITDA (as such terms are defined in, and calculated pursuant to the Arrangement Agreement) targets, during the first full twelve calendar months following the closing of the Acquisition as set forth in the Arrangement Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 14, 2011, the Company issued a press release announcing the Acquisition. A copy of the press released is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated April 14, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTRICITY, INC. (Registrant)

April 14, 2011	By:	/s/ Richard E. Leigh, Jr.
(Date)		Richard E. Leigh, Jr. Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.

99.1	Press Release dated April 14, 2011.